EXHIBIT 1.1

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                             UNDERWRITING AGREEMENT

                                                       June     , 1997

Nichols, Safina, Lerner & Co., Inc.
800 Third Avenue
New York, New York 10022

William Scott & Co., L.L.C.
1030 Salem Road
Union, NJ  07083

Dear Sirs:

         Galveston's Steakhouse Corp., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you, 1,500,000 shares of the common stock, $.01 par value (the "Common Stock") of the Company (the "Firm Shares"). In addition, solely for the purpose of covering over-allotments, (i) the Company proposes to issue and sell to you 125,000 shares of Common Stock (the "Additional Company Shares") and (ii) Mr. Richard M. Lee ("Lee") and Mr. Hiram J. Woo ("Woo") propose to grant to you the option to purchase up to 100,000 additional shares of Common Stock (the "Additional Selling Stockholder Shares") (the Additional Company Shares and the Additional Selling Stockholder Shares, collectively, the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The Shares are more fully described in the Registration Statement and Prospectus referred to below.

The Company and Lee and Woo confirm as follows their agreement with you:

         1. REGISTRATION STATEMENT AND PROSPECTUS: The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Rules and Regulations", and together with said Act, the "Act"), a registration statement on Form SB-2 (File No. ) and may have filed one or more amendments thereto, including in such registration statement and in certain amendments thereto a related preliminary prospectus for the registration under the Act of the Shares. In addition, subject to the provisions of Section 4(e) hereof, the Company has filed or will promptly file a further amendment to such registration statement prior to the effectiveness of such registration statement, unless an amendment is not required pursuant to Rule 430A of the Rules and Regulations. As used in this Agreement, the term "Registration Statement" means such registration statement, including the prospectus, financial statements and schedules thereto, exhibits and other documents filed as part thereof, as amended when, and in the form in which, it is declared effective by the Commission, and, in the event any post-effective amendment thereto is filed thereafter and on or before the Closing Date (as hereinafter defined), shall also mean (from and after the date such post-effective amendment is effective under the Act) such registration statement as so amended, provided that such Registration Statement, at the time it becomes effective, may omit such information as is permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations, which


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information ("Rule 430 Information") shall be deemed to be included in such
Registration Statement when a final prospectus is filed with the Commission in accordance with Rules 430A and 424(b)(1) or (4) of the Rules and Regulations; the term "Preliminary Prospectus" means each prospectus included in the Registration Statement, or any amendments thereto, before it becomes effective under the Act, the form of prospectus omitting Rule 430A Information included in the Registration Statement when it becomes effective, if applicable (the "Rule 430A Prospectus"), and any prospectus filed by the Company with your consent pursuant to Rule 424(a) of the Regulations; the term "Prospectus" means the final prospectus included as part of the Registration Statement, except that (i) if any prospectus (including any preliminary prospectus) which differs from such prospectus included in the Registration Statement is provided to you for use in connection with the offering of the Shares (whether or not such differing prospectus is required to be filed by the Company pursuant to Rule 424(b) under the Act), the term "Prospectus" as used herein shall mean such differing prospectus from and after the date on which it shall have been first used, and
(ii) in the event any supplement to or amendment of such prospectus is made after the date on which the Registration Statement is declared effective and on or prior to the Closing Date, the term "Prospectus" shall also mean (with respect to any supplement, from and after the date such supplement is first used or, with respect to any amendment, the date such amendment is effective under the Act) such prospectus as so supplemented or amended; and the term "Effective Date" means (i) if the Company and you have determined not to proceed pursuant to Rule 430A under the Act, the date on which the Registration Statement becomes effective, or (ii) if the Company and you have determined to proceed pursuant to Rule 430A under the Act, the date of this Agreement.

         2. AGREEMENTS TO SELL AND PURCHASE: Subject to the terms and conditions herein set forth, the Company agrees to sell to you and each of you agree, severally and not jointly, to purchase from the Company, at a purchase price of $4.95 per Firm Share (net of underwriting discounts and commissions) or, as applicable, solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares, Additional Company Share, the number of Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares or Additional Company Shares to be sold by a fraction, the numerator of which is the aggregate number of Firm Shares or Additional Company Shares to be purchased by each of you as set forth opposite your respective names in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares or Additional Company Shares to be purchased hereunder.

         Subject to the terms and conditions herein set forth, Lee and Woo each agrees to sell to you, and you shall have the right to purchase from Lee and Woo, up to an aggregate of 100,000 Additional Selling Stockholder Shares at a purchase price of $5.00 per Additional Selling Stockholder Share. Additional Selling Stockholder Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Selling Stockholder Shares are to be purchased, each of you, severally, agrees to purchase from each of Messrs. Lee and Woo that proportion (subject to such adjustments as you may both determine to avoid fractional Additional Selling Stockholder Shares) of the number of Additional Selling Stockholder Shares to be purchased which the number of Firm Shares set forth opposite your name in Schedule I bears to the aggregate number of Firm Shares to be purchased from the Company


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hereunder. Additional Shares may be purchased at any time and from time to time on or before the thirtieth business day following the date of this Agreement upon written notice from you to the Company specifying the number of Additional Shares to be purchased. You agree that, if any Additional Shares are to be purchased, they will be purchased first from Messrs. Lee and Woo as Additional Selling Stockholder Shares prior to the purchase from the Company of any Additional Company Shares.

         You will offer the Shares for sale at the initial public offering price set forth on the cover of the Prospectus. After the initial public offering, you may from time to time increase or decrease the public offering price, in your sole discretion, by reason of changes in general market conditions or otherwise.

         3. DELIVERY AND PAYMENT: Delivery of and payment for the Firm Shares shall be made at the offices of Nichols, Safina, Lerner & Co., Inc. ("NSL") at 800 Third Avenue, New York, New York 10022 (or such other place as shall be mutually agreed upon) at such time and date, not later than the third full business day following the Effective Date (unless the time of effectiveness is after 4:00 P.M. New York time, in which case the date of closing shall be no later than four business days following the Effective Date), as you shall designate by at least forty-eight hours prior notice to the Company (the "Closing Date").

         Delivery of and payment for Additional Shares shall be made at said offices of NSL, or at such other place, and at such time(s) and date(s) (each an "Optional Closing Date") as may be agreed upon in writing by you and the Company; provided, however, that in no event may an Optional Closing Date be (i) earlier than the Closing Date or (ii) later than three business days after the date on which the related notice to purchase Additional Shares is given.

         The Closing Date and the time and place of delivery of and payment for the Shares may be varied by agreement between you and the Company. The Optional Closing Date and the time and place of delivery of and payment for the Additional Shares may be varied by agreement between you, the Company, Lee and Woo. Delivery of certificates for the Shares (in definitive form, registered in such names and in such denominations as you shall request at least two business days prior to the Closing Date by written notice to the Company) shall be made to you against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House funds to the order of the Company, Lee and Woo, as their interests may appear. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at the offices of NSL at least 24 hours prior to the Closing Date and each Optional Closing Date, as the case may be.

         On the Closing Date, at the time of the delivery and payment for the Firm Shares, (i) the Company shall pay to you as a non-accountable expense allowance a sum equal to three percent (3%) of the gross proceeds of the sale of the Firm Shares purchased by you hereunder less the $20,000 heretofore paid to you in respect thereof, by certified or official bank check or checks payable in New York Clearing House funds payable to


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the order of, and in accordance with instructions from, you and (ii) the Company shall issue, sell and deliver to you, for an aggregate purchase price of $10, a warrant to purchase up to an aggregate of 150,000 Shares (the "Underwriters' Warrant") in substantially in the form filed as an exhibit to the Registration Statement. The shares of Common Stock issuable upon exercise of the Underwriters' Warrant are hereinafter referred to collectively as the "Underwriters' Warrant Shares". The Underwriters' Warrant will be exercisable at an initial exercise price equal to 120% of the initial public offering sale price Share at any time and from time to time, in whole or in part, during a four-year period commencing one year following the Effective Date. The Company has granted you certain registration rights with respect to the Underwriters' Warrant and the securities issuable upon exercise thereof, as set forth in said Underwriters' Warrant.

         On each Additional Closing Date, at the time of the delivery and payment for the Additional Shares, the Company, Lee and Woo shall pay to you as a non-accountable expense allowance, a sum equal to three percent (3%) of the gross proceeds of the sale of the Additional Shares purchased by you hereunder (or an aggregate of $33,750 in the event that all Additional Shares are purchased by you) on such date by certified or official bank check or checks payable in New York Clearing House funds payable to the order of, and in accordance with instructions from, you.

         4. COVENANTS AND AGREEMENTS OF THE COMPANY: (A) The Company covenants and agrees with you as follows:

(a) The Company will notify you promptly by telephone and (if requested by you) will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) if Rule 430A under the Act is used, or the Prospectus is otherwise required to be filed with the Commission pursuant to Rule 424(b) under the Act, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act, (3) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Preliminary Prospectus, the Prospectus, the Registration Statement or any amendment or supplement thereto, or refusing to permit the effectiveness of the Registration Statement ("Stop Order"), or the initiation of any proceedings for any of those purposes, (5) of the happening of any event during the period mentioned in paragraph (f) below which in the reasonable judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading, and (6) of the receipt of any comments from the Commission or the Blue Sky or securities authorities of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto. The Company will use its best efforts to prevent the issuance of any Stop Order by the Commission or any notification from the Blue Sky or securities authorities of any jurisdiction suspending the qualification or registration of the Shares for sale in such jurisdictions, and if at any time the Commission shall


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     issue any Stop Order, or if the Blue Sky or securities authorities of any jurisdiction shall issue notification suspending the qualification or registration of the Shares, the Company will make every reasonable effort to obtain the withdrawal of such Stop Order or notification at the earliest possible moment. The Company will promptly advise you of its receipt of any notification with respect to the suspension of the qualification or registration of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any action or proceeding for such purpose.

(b) Prior to any public offering of the Shares by you, the Company will cooperate with you and your counsel (or, at your discretion, our counsel) in registering or qualifying the Shares for offer or sale under the Blue Sky or securities laws, rules or regulations of such jurisdictions as you may reasonably request; provided that in no event shall the Company be obligated to register or qualify to do business as a foreign corporation in any jurisdiction where it is not now so registered or qualified or to take any action which would subject it to general service of process, or to taxation as a foreign corporation doing business, in any jurisdiction where it is not now so subject. The Company will pay all fees and expenses relating to the registration or qualification of the Shares under such Blue Sky or securities laws of such jurisdictions as you may designate (including the legal fees, expenses and disbursements of counsel to you, or, in your discretion, counsel to the Company, for the registration or qualifi cation of the Shares in such jurisdictions as you shall determine). After registration, qualification or exemption of the Shares for offer and sale in such jurisdictions, and for as long as any offering pursuant to this Agreement continues, the Company, at your reasonable request, will file and make such statements or reports, and pay the fees applicable thereto, at such times as are or may be required by the laws, rules or regulations of such jurisdictions in order to maintain and continue in full force and effect the registration, qualification or exemption for offer or sale of the Shares in such jurisdictions. After the termination of the offering contemplated hereby, and as long as any of the Shares are outstanding, the Company will file and make, and pay all fees applicable thereto, such statements and reports and renewals of registration as are or may be required by the laws, rules or regulations of such jurisdictions to maintain and continue in full force and effect the registration, qualification or exemption for secondary market transactions in the Shares, in the various jurisdictions in which the Shares were originally registered, qualified or exempted for offer or sale.

(c) The Company will furnish to you, without charge, four manually-signed copies, and such reasonable number of conformed copies, of the Registration Statement as originally filed on Form SB-2 and of any amendments (including post-effective amendments thereto), including financial statements and schedules, if any, and all consents, certificates and exhibits (including those incorporated therein by reference to the extent not previously furnished to you), heretofore or hereafter made, signed by or on behalf of its officers whose signatures are required thereon and a majority of its board of directors.

(d) The Company will use its best efforts to cause the Registration Statement to become effective under the Act. Upon such effectiveness, if the Company and you have determined not to proceed pursuant to Rule 430A under the Act, the Company will timely file a Prospectus

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     pursuant to, and in conformity with, Rule 424(b), if required, and if the
     Company and you have determined to proceed pursuant to Rule 430A under the Act, the Company will timely file a Prospectus pursuant to, and in conformity with, Rules 424(b) and 430A under the Act.

(e) The Company will give you and your counsel advance notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether before or after the effective date of the Registration Statement, and will not file any such amendment or supplement unless the Company shall have first delivered copies of such amendment or supplement to you and your counsel and you and your counsel shall have given your consent to the filing of such amendment or supplement. Any such amendment or supple ment shall comply with the Act.

(f) From and after the Effective Date, the Company will deliver to you, without charge, as many copies of the Prospectus or any amendment or supplement thereto as you may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by you and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of you or your counsel should be set forth in the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pro spectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of you, without charge, such number of copies thereof as you may reasonably request.

(g) The Company will promptly pay all expenses in connection with (1) the preparation, printing, filing, distribution and mailing (including, without limitation, express delivery service) of the Registration Statement, each preliminary prospectus, the Prospectus, and the preliminary and final forms of Blue Sky memoranda (if any); (2) the issuance and delivery of the
     Shares; (3) the fees and expenses of legal counsel and independent accountants for the Company relating to, among other things, opinions of counsel, audits, review of unaudited financial statements and cold comfort review; (4) the fees and expenses of a registrar or transfer agent for the Common Stock; (5) the printing, filing, distribution and mailing (including, without limitation, express delivery service) of this Agreement, the Agreement Among Underwriters, if any, and the Selected Dealers Agreement; (6) furnishing such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by you or by dealers to whom Shares may be sold; (7) any fees and communication expenses with respect to filings required to be made by you with the National Association of Securities Dealers Regulatory, Inc. (the "NASDR"); and (8) the quotation of the Shares on NASDR's Automated Quotation System ("NASDAQ").

(h) On the Closing Date, the Company shall sell to you the Underwriters' Warrant to purchase 150,000 Shares for an aggregate purchase price of $10. The Underwriters' Warrant shall be

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     divided between you and your designees in such manner as you shall jointly direct by written instruction to the Company at least two business days prior to the Closing Date.

(i) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than by notice given by you pursuant to Section 8 hereof) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse you for all of your out-of-pocket expenses (including the fees and expenses of your counsel) reasonably incurred by you in connection herewith; provided, however, the Company shall not be so obligated to reimburse you if this Agreement is terminated by reason of a failure to satisfy the condition set forth in Section 7(k) hereinbelow by reason of your unwillingness to modify the underwriting arrangements pertaining to sale of the Shares and/or the participation by you in the sale of the Shares, as may be requested by the NASDR.

(j) For a period of ninety (90) days after the commencement of the public offering of the Shares by you, without your prior written consent, the Company will not offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any securities of the Company, except as provided for and as contemplated by this Agreement, as specifically disclosed in the Registration Statement respecting certain post-offering issuances to Company employees, or for stock options granted to employees pursuant to the Company's Omnibus Stock Plan attached as an exhibit to the Registration Statement.

(k) On or prior to the Closing Date, the Company shall obtain from each of its officers and directors, his or her enforceable written agreement, in form and substance satisfactory to your counsel, that for a period of twenty-four (24) months after the Effective Date (or any longer period required by NASDAQ or any jurisdiction in which the offer and sale of the Shares is to be registered or qualified), he or she will not offer for sale, sell, contract to sell, assign, pledge, transfer, grant any option for the sale of, or otherwise dispose of, directly or indirect ly, any securities of the Company (including without limitation any shares of Common Stock), owned by him or her as of the Closing Date, whether upon exercise of warrants, stock options or otherwise, without Nichols, Safina, Lerner & Co., Inc.'s prior written consent (the "Lock- up Letter").

(l) The Company has reserved and shall continue to reserve and keep available the maximum number of shares of its authorized but unissued Common Stock and other securities for issuance upon exercise of the Underwriters' Warrant.

(m) For a period of five years after the date of this Agreement, the Company shall:

         (1) retain Arthur Andersen LLP or another nationally recognized firm of independent public accountants, as its auditors, and at its own expense, shall cause such indepen dent certified public accountants to review the Company's financial statements for each of the first three fiscal quarters of each fiscal year prior to the announcement of quarterly financial information, the filing of the Company's Form 10-QSB quarterly reports and the mailing of quarterly financial information to its stockholders;


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         (2)      cause the Company's Board of Directors to meet not less
                  frequently than quarterly, upon proper notice, and cause an agenda and minutes of the preceding meeting to be distributed to directors prior to each such meeting;

         (3) distribute to its security holders, within 120 days after the end of each fiscal year, an annual report (containing certified financial statements of the Company) prepared in accordance with those required under Rule 14a-3(b) of Regulation 14A promulgated by the Commission under the Securities Exchange Act of 1934, as amended; and

         (4) appoint a transfer agent for the Common Stock, in each case acceptable to you.

(n) For a period of five years after the date of this Agreement, the Company shall furnish you, free of charge, with the following:

         (1) within 90 days after the end of each fiscal year, financial statements for the Company certified by the independent certified public accountants referred to in Section 4(m)(1) above, including a balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows, for the Company, with supporting schedules, prepared in accordance with generally accepted accounting principles, as at the end of such fiscal year and for the twelve months then ended, accompanied by a copy of the certificate or report thereon of such independent certified public accountants;

         (2) (x) for so long as the Company is a reporting company under any of Sections 12(b), 12(g) or 15(d) of the Securities Exchange Act, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Exchange Act"), promptly after filing with the Commission, copies of all reports and proxy soliciting material which the Company is required to file under the Exchange Act, or (y) at such times as the Company is not a reporting company under the aforesaid provisions of the Exchange Act, as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year, financial statements of the Company, including a balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows as at the end of, or for each such fiscal quarter and the comparable period of the preceding year, which statements need not be audited;

         (3) as soon as practicable after they have first been distributed to stockholders of the Company, copies of each annual and interim financial or other report or communica tion sent by the Company to its stockholders (except to the extent duplicative of information furnished pursuant to any other clause of this Section 4(n));

         (4) as soon as practicable following release or other dissemination, copies of every press release and every material news item and article in respect of the Company or its affairs released or otherwise disseminated by the Company;



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         (5)      promptly following receipt thereof, copies of the Company's daily transfer sheets prepared by the Company's transfer agent and a list of stockholders; and

         (6) such additional documents and information with respect to the Company and its affairs, if any, as you may from time to time reasonably request.

(o)  [Intentionally deleted].

(p) On or prior to the Effective Date, the Company will have accomplished the quotation of the Shares on the NASDAQ SmallCap Market, subject only to notice of issuance and the registra tion of such securities under the Exchange Act. For a period of five years from the date of this Agreement, the Company agrees, at its sole cost and expense, to take all necessary and appropriate action such that its securities continue to be quoted on NASDAQ, provided that the Company otherwise complies with the prevailing requirements of NASDAQ.

(q) For a period of two years after the date of this Agreement, the Company will not seek to amend its certificate of incorporation or file a certificate of designation to authorize the issuance of any other class or series of its capital stock, including, without limitation, any preferred stock, without your prior written consent.

(r) The Company agrees, at its own cost and expense, to deliver to you and your counsel, within a reasonable period after the Optional Closing Date, or the expiration of the period in which you may exercise the over-allotment option, five bound volumes containing copies of all documents and correspondence filed with, or received from, the Commission, NASDAQ and the NASDR relating to the offering of the Shares and the closing thereof, including related matters.

(s) The Company will make generally available to its security holders and deliver to you as soon as it is practicable to do so (but in no event later than the 45th day after the end of the twelve- month period beginning at end of the fiscal quarter of the Company during which the Registration Statement becomes effective, or, if the Registration Statement becomes effective during the Company's last fiscal quarter, the 90th day after the end of such twelve-month period), an earnings statement of the Company (which need not be audited) covering a period of at least twelve consecutive months commencing after the effective date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Act.

(t) The Company will, promptly upon your request, prepare and file with the Commission any amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus and take any other action, which in the reasonable opinion of Law Offices of David N. Feldman, counsel to you, may be reasonably necessary or advisable in connection with the distribution of the Shares, and will cause the same to become effective as promptly as possible.

(u) The Company will furnish to you as early as practicable prior to the Closing Date and any Optional Closing Date, as the case may be, but no less than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company which have been reviewed by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 7(e) hereof.


(v) The Company will apply the net proceeds from the issuance and sale of the Shares for the purposes and in the manner set forth under the caption "Use of Proceeds" in the Prospectus, and will file on a timely basis such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required pursuant to Rule 463 under the Act. The Company will operate its business in such a manner and, pending application of the net proceeds of the offering for the purposes and in the manner set forth under the caption "Use of Proceeds" in the Prospectus, will invest such net proceeds in certain types of securities so as not to become an "investment company" as such term is defined under the Investment Company Act of 1940, as amended (the "Investment Company Act").

(w) The Company has filed a registration statement on Form 8-A covering the Shares pursuant to Section 12(b) of the Exchange Act and will use its best efforts to cause said registration statement to become effective on the Effective Date. The Company will comply with all reg istration, filing and reporting requirements of the Exchange Act, which may from time to time be applicable to the Company. The Company shall comply with the provisions of all under takings contained in the Registration Statement.

(x) Prior to the Closing Date or any Optional Closing Date, as the case may be, the Company shall neither issue any press release or other communication, directly or indirectly, nor hold any press conference with respect to the offering of the Shares, the Company or its business, results of operations, condition (financial or otherwise), property, assets, liabilities or prospects of the Company, without your prior written consent.

(y) For a period of ninety (90) days after the date hereof, the Company will not, directly or indirectly, take any action designed, or which will constitute or which might reasonably be expected to cause or result in, stabilization or manipulation of the market price of the Shares, or the facilitation of the sale or resale of the Shares.

(aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to cash and cash equivalents is per mitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for cash and cash equivalents is compared with the existing cash and cash equivalents at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) There are no business relationships or related party transactions of the nature described in Item 404 of Regulation S-B of the Rules and Regulations involving the Company and any person referred to in Items 401 or 404, except as required to be described in the Prospectus and as so described.

(cc) The Company will not grant any person or entity registration rights with respect to any of its securities, except such rights as are subordinate to the registration rights contained in the Underwriters' Warrant and are exercisable no earlier than six months after the securities to be registered upon exercise of such registration rights have been offered for sale pursuant to an effective registration statement under the Act and registered or qualified for sale under the Blue Sky or state securities law, rules or regulations of the jurisdictions in which such securities are to be offered for sale.

         (B) Lee and Woo each covenants and agrees with the Company and you that he will pay or cause to be paid all costs and expenses incident to the performance of his obligations hereunder which are not otherwise specifically provided for in this Agreement, including, without limitation, any fees and expenses of his counsel and all expenses and taxes incident to the sale and delivery of the Shares to be sold by him to you hereunder. It is understood, however, that the Company shall bear, and Lee and Woo shall not be required to pay or reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Additional Selling Stockholder Shares to be sold by them pursuant to this Agreement and that except as provided in this Section and Section 6 hereof, you will pay all of your own costs and expenses, including the fees of your counsel, stock transfer taxes on resale of any of the Shares by you, and any advertising expenses connected with any offers you may make.

         5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: (A) The Company represents and warrants to you that:

(a) When the Registration Statement becomes effective, and at all times subsequent thereto to and including the Closing Date and each Optional Closing Date, and during such longer period as the Prospectus may be required to be delivered in connection with sales by you or any dealer, and during such longer period until any post-effective amendment thereto shall become effective, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) will contain all statements which are required to be stated therein in accordance with the Act, will comply with the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; if a Rule 430A Prospectus is included in the Registration Statement at the time it becomes effective, the Prospectus filed pursuant to Rules 430A and 424(b) (1) or
     (4) will contain all Rule 430A Information and all statements which are required to be stated therein in accordance with the Act, will comply with the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each Preliminary Prospectus, as of the date filed with the Commission, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that no representation or warranty is made in this Section 5(A)(a) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company as stated in Section 6(b) with respect to you expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto.

(b) Neither the Commission nor the Blue Sky or securities authorities of any jurisdiction has issued an order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Shares, nor has the Commission or any of such authorities instituted or threatened to institute any proceedings with respect to such an order.

(c) The Company is a corporation duly incorporated and validly existing in good standing under the laws of Delaware, its jurisdiction of incorporation. The Company has full corporate power and authority and has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, declarations and permits of and from, and have made all required filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to carry on its business in the manner described in the Prospectus. All such consents, authorizations, approvals, orders, licenses, certificates, declarations, permits and filings are in full force and effect and the Company is in all material respects complying therewith. The Company is duly registered or qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which their ownership, leasing, licensing, or use of property and assets or the conduct of its business requires such registration or qualification.

(d) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $.01 par value, of which 1,778,200 shares are outstanding, and 5,000,000 shares of Preferred Stock, $.001 par value, of which 1,000,000 shares of Series B Convertible Preferred Stock are outstanding. The Company does not have any subsidiaries or own any capital stock or equity interest in any other corporation, partnership, limited liability company or other entity. Each outstanding share of Common Stock, including the Additional Selling Stockholder Shares to be sold by Lee and Woo to you hereunder, are validly authorized, validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as disclosed in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company.

(e) The financial statements of the Company included in the Registration Statement and the Prospectus fairly present the financial position, the results of operations and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles and are prepared in accordance with the books and records of the Company. The accountants whose reports on the audited financial statements are filed with the Commission as a part of the Registration Statement are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company within the meaning of the Act. No other financial statements are required by Form SB-2 or otherwise to be included in the Registration Statement or the Prospectus. Except as disclosed in the Prospectus, there has at no time been a material adverse change in the condition (financial or otherwise), results of operations, business, property, assets, liabilities or prospects of the Company from the latest information set forth in the Registration Statement or the Prospectus.

(f) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to the Company) with respect to or affecting the Company, its operation, business, property or assets, except as disclosed in the Prospectus or such as individually or in the aggregate do not now have and are not expected to have a material adverse effect upon the operations, businesses, property, assets, condition (financial or otherwise) or prospects of the Company. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as disclosed in the Prospectus or such as individually or in the aggregate do not now have and are not expected to have a material adverse effect upon the operations, businesses, property, assets, condition (financial or otherwise) or prospects of the Company; nor is the Company required to take any action in order to avoid any such violation or default.

(g) The Company has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets which the Prospectus indicates are owned by it, free and clear of all liens, security interests, pledges, charges, mortgages and other encumbrances (except as may be required to be and are disclosed in the Prospectus). The properties held under lease by the Company are held by it under valid and enforceable leases and the interests of the Company in such leases are free and clear of all liens, encumbrances and defects, except as disclosed in the Prospectus, and the Company is in full compliance with all material terms and conditions thereunder and such leases are in full force and effect. No real property owned, leased, licensed or used by the Company is situated in an area which is, or to the knowledge of the Company, will be, subject to zoning, use or building code restrictions which would prohibit (and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent) the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company as presently conducted or as the Prospectus indicates any of them contemplate conducting, except as disclosed in the Prospectus).

(h) Neither the Company nor any other party is now or is expected by the Company to be in violation or breach of, or in default with respect to complying with, any material provision of any indenture, mortgage, deed of trust, debenture, note or other evidence of indebtedness, contract, agreement, instrument, lease or license, or arrangement or understanding which is material to the Company, and each such indenture, mortgage, deed of trust, debenture, note or other evidence of indebtedness, contract, agreement, instrument, lease or license is in full force and is the legal, valid and binding obligation of the Company, and to the knowledge of the Company, of the other contracting party and is enforceable as to them in accordance with its terms. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which they are operating. The Company is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement or understanding, or subject to any charter or other restriction, which has had or is expected in the future to have a material adverse effect on the condition (financial or otherwise), results of operations, businesses, property, assets or liabilities of the Company. The Company is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation or By-laws, in each case as amended to date.

(i) The Company does not own or have any licensed rights to, in or under any patents, patent applications, trademarks, service marks, trademark or service mark applications, trade names, service marks, copyrights, technology, know-how or other intangible properties or assets (all of the foregoing being herein called "Intangibles") that are material to the business of the Company, except to the extent disclosed in the Prospectus. There is no right under any Intan gibles of the Company necessary to the business of the Company as presently conducted or as proposed to be conducted as indicated in the Prospectus, except as may be disclosed in the Prospectus. The Company has not received notice of infringement with respect to asserted Intangibles of others, except as disclosed in the Prospectus. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company. To the knowledge of the Company, there is no Intangible of others which has had or may in the future have a materially adverse effect on the condition (financial or otherwise), results of operations, businesses, property, assets, liabilities or prospects of the Company.

(j) Neither the Company, any director or officer of the Company, or to the best knowledge of the Company, any agent, employee, or other person authorized to act on behalf of the Company have, directly or indirectly: used any corporate funds of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds of the Company;

     violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, as relates to the business of the Company or its predecessor in interest; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment in connection with the business of the Company or its predecessor in interest.

(k) Any contract, agreement, instrument, lease or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement.

(l) The Company has all requisite corporate power and authority to execute, deliver and perform under the terms and conditions of this Agreement and the Underwriters' Warrant. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance by the Company of this Agreement and the Underwriters' Warrant. This Agreement has been duly authorized, executed and delivered by the Company, is a legal, valid, and binding agreement of the Company, and is enforceable as to the Company in accordance with its terms. The Underwriters' Warrant has been duly authorized by the Company and, when executed and delivered by the Company, assuming the due execution and delivery thereof by the other parties thereto, will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. No consent, authorization, approval, order, license, certificate, declaration or permit of or from, or filing with, any governmental or regulatory authority, agent, board or other body is required for the issue and sale of the Shares by the Company and the execution, delivery or performance by the Company of this Agreement or the Underwriters' Warrant (except filings with and orders of the Commission pursuant to the Act which have been or will be made or obtained prior to the Closing Date, and such filings, consents or permits as are required under Blue Sky or securities laws in connection with the transactions contemplated by this Agreement). No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company is a party, or to which any of their properties or assets are subject, is required for the execution, delivery or performance of this Agreement or the Underwriters' Warrant; and the execution, delivery and performance of this Agreement and the Underwriters' Warrant will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, result in the creation or imposition of, any lien, security interest, pledge, charge, or other encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject or violate or result in a breach of any term of the Certificate of Incorporation or By-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment or decree binding on the Company or to which its operations, business, properties or assets are subject.

(m) The Shares are validly authorized, and when issued, paid for and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders. You will receive good title to the Shares and the Underwriters' Warrant purchased by it, upon payment of the purchase price therefor in accordance with the provisions of this Agreement, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts (collectively, "Encumbrances").

(n) The Underwriters' Warrant Shares are validly authorized and reserved for issuance and, when issued, paid for and delivered upon exercise of the
     Underwriters' Warrant, in accordance with the provisions of the Underwriters' Warrant will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights of stockholders; and the holders of the Underwriters' Warrant Shares will receive good title to them, free and clear of all Encumbrances.

(o) The Shares and the Underwriters' Warrant conform to all statements relating thereto contained in the Registration Statement and the Prospectus.

(p) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise may be stated therein, (i) the Company has not entered into any transaction or incurred any liability or obligation, contingent or otherwise, which is material to the Company, except in the ordinary course of business, (ii) there has not been any change in the outstanding capital stock of the Company, or any issuance of options, warrants or rights to purchase the capital stock of the Company, or any material increase in the long-term debt of the Company, or any material adverse change in the business, condition (financial or otherwise) or results of operations of the Company,
     (iii) no loss or damage (whether or not insured) to the properties of the Company has been sustained which is material to the Company, (iv) the Company has not paid or declared any dividend or other distribution with respect to its capital stock, and (v) there has not been any change, contingent or otherwise, in the direct or indirect control of the Company nor, to the best knowledge of the Company, do there exist any circumstances which would likely result in such a change.

(q) Neither the Company nor any officers or directors of the Company or Affiliates (as defined in Rule 405 of the Rules and Regulations), have taken or will take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabi lization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares.

(r) The Company has not incurred, directly or indirectly, any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the offering of the Shares contemplated by this Agreement, except as contemplated by this Agreement or as disclosed in the Registration Statement.

(s) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act.

(t) The Company has obtained, or prior to the Closing Date will obtain a Lock-up Letter, from each of its officers and directors who owns shares of Common Stock.

(u) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement.

(v) The Company has and will continue to (i) adequately insure its properties against loss or damage by fire, (ii) maintain adequate insurance against liability for negligence and (iii) maintain such other insurance as is usually maintained by companies engaged in the same or similar businesses, including without limitation, product liability insurance.

(w) The Company has filed all federal, state and local tax returns required to be filed (or have obtained extensions therefor) and have paid all taxes shown on such returns and all assessments received by it to the extent that payment has become due. The Company has made adequate accruals for all taxes which may be owed by it but has not been paid.

(y) Arthur Andersen LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

   (B) Subject to your exercise of your option to purchase the Additional Selling Stockholder Shares, each of Lee and Woo represents and warrants to the Company and you that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such stockholder of this Agreement, and for the sale and delivery of the Additional Shares to be sold by such stockholder hereunder, have been obtained; and such stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Additional Shares to be sold by such stockholder hereunder;

(b) The sale of the Additional Shares to be sold by such stockholder hereunder and the performance of this Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such stockholder is a party or by which such stockholder is bound, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such stockholder or the property of such stockholder;

(c) Such stockholder has, and immediately prior to the Closing Date such stockholder will have, good and valid title to the Shares to be sold by such stockholder hereunder, free and clear of all Encumbrances: and, upon delivery of such Additional Shares and payment therefor pursuant hereto, good and valid title to such Additional Shares, free and clear of all Encumbrances;

(d) No offering, sale or other disposition of any shares of Common Stock will be made within 90 days after the date of the Prospectus, directly or indirectly, by such stockholder, otherwise than hereunder or with your written consent or pursuant to bona fide gifts to persons who agree in writing with you to be bound by the provisions of this clause, provided, that the foregoing is not intended to apply to stockholders who are executing Lock-Up Letters, whose terms and conditions shall supersede the foregoing provisions;

(e) Such stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Additional Shares; and

(f) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such stockholder expressly for use therein, such Preliminary Prospectus did, and the Registration Statement and the Prospectus and any amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         Each of Lee and Woo specifically agrees that his obligations hereunder shall not be terminated by operation of law, whether by his death or incapacity or the occurrence of any other event.

         6.  INDEMNIFICATION AND CONTRIBUTION:

         (a) The Company agrees to indemnify and hold harmless you, your officers, directors, partners, employees, agents and counsel, and each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 6, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in (1) any Preliminary Prospectus, the Rule 430A Prospectus, the Registration

Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or (2) any application or other document or communication (in this Section 6 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the Blue Sky or securities laws thereof (or the rules and regulations promulgated thereunder) or filed with the Commission or any securities exchange or automated quotation system; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 6(b) by you for inclusion in any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, of the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

         If any action is brought against you or any of your officers, directors, partners, employees, agents or counsel, or any of your controlling persons (each, an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have pursuant to this Section 6(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties, unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify you of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Shares, any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application.

         (b) Subject to your exercise of your option to purchase the Additional Selling Stockholder Shares, each of Lee and Woo, severally and not jointly, agrees to indemnify and hold harmless you, your officers, directors, partners, employees, agents and counsel, and each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the

Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to you in Section 6(a), but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company by such stockholder expressly for inclusion in any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against you, the Company or any other person so indemnified based upon any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application, and in respect of which indemnity may be sought against Lee or Woo pursuant to this Section 6(b), Lee and Woo each shall have the rights and duties given to the Company, and you, the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 6(a).

         (c) You agree to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and Lee and Woo, to the same extent as the foregoing indemnity from the Company to you in Section 6(a), but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company by you expressly for inclusion in any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be. For all purposes of this Agreement, the public offering price, the amounts of the selling concession and reallowance set forth in the Prospectus and the information in the third paragraph under "Underwriting" constitute the only information furnished in writing by or on your behalf expressly for inclusion in any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based upon any Preliminary Prospectus, the Rule 430A Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application, and in respect of which indemnity may be sought against you pursuant to this Section 6(c), you shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 6(a).

         (d) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 6(a), 6(b) or 6(c) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement, and any controlling person of the Company), as one entity, and you, as a second entity, and Lee and Woo, as a third entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, so that you are responsible for the propor tion thereof equal to the percentage which the aggregate underwriting discount set forth on the cover page of the Prospectus represents of the initial public offering price of the Shares set forth on the cover page of the Prospectus and the Company and Lee and Woo are responsible for the remaining portion, in proportion to the net proceeds from the offering received by them; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company, Lee and Woo and you in the aggregate in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company, by Lee, Woo or you, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and you agree that it would be unjust and inequitable if the respective obligations of the Company and you for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 6(d). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this
Section 6(d). Anything in this Section 6(d) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6(d) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

         7. CONDITIONS OF YOUR OBLIGATIONS: Your obligations hereunder are subject to the continuing accuracy of the representations and warranties of the Company, Lee and Woo contained herein and in each certificate and document contemplated under this Agreement to be delivered to you, as of the date hereof, as of the Closing Date, and each Optional Closing Date, as the case may be, to the performance by the Company, Lee and Woo of their respective obligations hereunder, and to the following additional conditions:

(a) Notification that the Registration Statement has become effective shall be received by you not later than 6:30 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by you. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Shares and any price-related infor mation previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to you of such timely filing, or a post-ef fective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

(b) The Commission shall not have issued a Stop Order and no Blue Sky or securities authority of any jurisdiction shall have issued an order suspending the registration or qualification of the Shares, and no proceedings for such purpose shall have been instituted or shall be pending, or to the knowledge of the Company, be threatened or contemplated by the Commission or the Blue Sky or securities authorities of any such jurisdiction.

(c) You shall have received an opinion, dated the Closing Date and satisfactory in form and substance to your counsel from Lehman & Eilen, counsel to the Company, to the effect that:

         (1) The Company is a corporation duly incorporated and validly existing in good standing under the laws of Delaware, its jurisdiction of incorporation, with full corporate power and authority to own its property and conduct its business in the manner described in the Prospectus. To the knowledge of such counsel, the Company has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, declarations and permits of and from, and has made all required filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to carry on its business in the manner described in the Prospectus. The Company is duly registered or qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which the ownership, leasing, licensing, or use of its property and assets or the conduct of its business require such registration or qualification.

         (2) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $.01 par value, of which 1,778,200 shares are outstanding, and 5,000,000 shares of Preferred Stock, $.001 par value ("Preferred Stock"), of which 1,000,000 shares of Series B Convertible Preferred Stock are outstanding. Each outstanding share of Common Stock and Preferred Stock is validly authorized, validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof, has not been issued and is not owned or held in violation of any preemptive right of stockholders. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as disclosed in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company except for the outstanding shares of Preferred Stock.

         (3) To the knowledge of such counsel, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened, with respect to the Company or any of its operations, business, property or assets, except as disclosed in the Prospectus or such as individually or in the aggregate do not now have and are not expected to have a material adverse effect on the operations, business, property, assets or condition (financial or otherwise) of the Company. The Company is not in violation of, or in default with respect to, any law, rule or regulation, or to the knowledge of such counsel, after reasonable investigation, any order, judgment or decree, except as disclosed in the Prospectus or such as individually or in the aggregate do not now have and are not expected to have a material adverse effect on the operations, businesses, property, assets or condition (financial or otherwise) of the Company; nor is the Company required to take any action in order to avoid any such violation or default.

         (4) Except as disclosed in the Prospectus, the Company is not now in violation or breach of, or in default with respect to complying with, any material provision of any indenture, mortgage, deed of trust, debenture, note or other evidence of indebtedness, contract, agreement, instrument, lease or license, or arrangement or understanding which is material to the Company, and each such indenture, mortgage, deed of trust, debenture, note or other evidence of indebtedness, contract, agreement, instrument, lease or license is in full and force and is the legal, valid and binding obligation of the Company.

         (5) The Company is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation or By-laws, in each case as amended to date.

         (6) The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Underwriters' Warrant. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery, and performance by the Company of this Agreement and the Underwriters' Warrant. This Agreement and the Underwriters' Warrant have been duly authorized, executed and delivered by the Company, constitute legal, valid, and binding agreements of the Company, and (subject to applicable bankruptcy, insolvency, reorganization and other laws affecting the enforceability of creditors' rights generally, and the application of equitable principles affecting the enforceability of remedies in the nature of specific enforcement, and except as the enforceability of the indemnification and contribution provisions of this Agreement and the Underwriters' Warrant may be limited under applicable securities laws) is enforceable as to the Company in accordance with its terms. The Underwriters' Warrant has been duly authorized by the Company and, when executed, issued and delivered by the Company and paid for by you in accor dance with the provisions of this Agreement, will be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, registration and other laws affecting the enforceability of creditors' rights generally and the application of equitable principles affecting the availability of remedies in the nature of specific enforcement.

         (7) All legally required proceedings in connection with the authorization, issue and sale of the Shares by the Company in accordance with the provisions of this Agreement have been taken, and no consent, authorization, approval, order, license, certificate, declaration or permit of or from, or filing with, any governmental or regulatory authority, agency, board, bureau or other body or is required for the execution, deliv ery or performance by the Company of this Agreement and the Underwriters' Warrant (except filings with and orders of the Commission pursuant to the Act which have been made or received and matters under Blue Sky or state securities laws, rules or regulations, as to which such counsel need not express an opinion).

         (8) No consent of any party to any material contract, agreement, instrument, lease or license, or arrangement or understanding known to such counsel, after due inquiry, to which the Company is a party, or to which any of the property or assets of the Company is subject, is required for the execution, delivery or performance of this Agreement or the Underwriters' Warrant; and the execution, delivery and performance of this Agreement and the Underwriters' Warrant will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, result in the creation or imposition of any lien, security interest, pledge, charge or other encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, known to such counsel, or violate or result in a breach of any term of the Certificate of Incorporation or By-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment or decree binding on the Company or to which the operations, business, property or assets of the Company are subject to.

         (9) The Shares are validly authorized. Upon payment of the purchase price thereunder in accordance with the provisions of this Agreement, the Underwriters' Warrant will be duly delivered. The Shares, when issued, paid for and delivered in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders. Upon payment of the purchase price therefor in accordance with the provisions of this Agreement, you will receive good title to the Shares and the Underwriters' Warrant purchased by it from the Company, free and clear of all Encumbrances.

         (10) The Underwriters' Warrant Shares are validly authorized and have been duly and validly reserved for issuance, and when issued, paid for and delivered upon exercise of the Underwriters' Warrant in accordance with the provisions of the Underwriters' Warrant will be validly authorized, validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof, and will not have been issued in violation of any preemptive rights of stockholders, and the holders of the Underwriters' Warrant Shares will receive good title to them, free and clear of all Encumbrances.

         (11) The Shares and the Underwriters' Warrant Shares conform to all statements relating thereto contained in the Registration Statement and the Prospectus.

         (12) To the knowledge of such counsel, any contract, agreement, instrument, lease or license required to be described in the Registration Statement or the Prospectus has been properly described therein. To the knowledge of such counsel, any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement.

         (13) The Shares are duly authorized for quotation on the NASDAQ SmallCap Market, subject to notice of issuance.

         (14) To the knowledge of such counsel, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement who has not waived such right.

         (15) The Company is not an "investment company" by reason of its assets and operations as defined in Section 3(a) of the Investment Company Act.

         (16) None of the shares of Common Stock issued by the Company prior to the date hereof have been offered and sold by the Company in violation of the Act or applicable Blue Sky or state securities laws or rules or regulations. All shares of Common Stock outstanding as of the date hereof have been duly authorized and validly issued, and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and have not been issued in violation of any preemptive rights of stockhold ers.

         (17) The statements in the Prospectus under captions "Business", "Risk Factors", "Use of Proceeds", "Management" and "Description of Securities" have been reviewed by such counsel and insofar as such statements refer to descriptions of agreements, instruments or leases, summarize the status of litigation or other proceedings, or the provisions of orders, judgments or decrees, or constitute statements of law, descriptions of statutes, rules or regulations, or conclusions of law, such statements fairly present the information called for and are accurate and complete in all material respects.

         (18) Except for liabilities and obligations incurred in the ordinary course of business, to the knowledge of such counsel, after due inquiry, there are no claims (absolute, accrued, contingent or otherwise), except as disclosed in the Prospectus or such as individually or in the aggregate do not have and are not expected to have a material adverse effect upon the operations, businesses, property, assets or condition (financial or otherwise) of the Company.

         (19) The Registration Statement has become effective under the Act, and to the knowledge of such counsel, no Stop Order has been issued and no proceedings for that purpose have been instituted or threatened.

         (20) The Registration Statement, any Rule 430A Prospectus, and the Prospectus, and any amendment or supplement thereto (except for the financial statements and the notes and schedules related thereto, and other financial information and statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion), comply as to form in all material respects with the applicable requirements of the Act.

         (21) Such counsel has participated in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto, and in the course thereof participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants for the Company and your representatives at which the contents of the Registration Statement and Prospec tus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, or any amendment or supplement thereto, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or such amendment became effective or the Prospectus as of its date or any amendment or supplement thereto as of its date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no comment with respect to the financial statements, and the notes and schedules related thereto, and other financial information and statistical data included in the Registration Statement or Prospectus).

         (22) To the knowledge of such counsel, since the effective date of the Registration Statement, no event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been set forth in such an amendment or supplement.

         In rendering such opinion, counsel for the Company may rely (i) as to matters involving the application of laws other than the laws of the United States, to the extent counsel for the Company deems proper and to the extent specified in such opinion, upon an opinion or opinions of local counsel (in form and substance satisfactory to your counsel) acceptable to your counsel, familiar with the applicable laws, in which case the opinion of counsel for the Company shall state that the opinion or opinions of such other counsel are satisfactory in scope, form and substance to counsel for the Company and that reliance thereon by counsel for the Company is reasonable; (ii) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company; and (iii) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to your counsel.

(d) Counsel for Lee and Woo shall have furnished to you its written opinion with respect to Lee and Woo, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

         (1) This Agreement has been duly executed and delivered by or on behalf of such stockholder and constitutes a valid and binding agreement of such stockholder in accordance with its terms; and the sale of the Shares to be sold by such stockholder hereunder and the performance of this Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such stockholder is a party or by which such stockholder is bound, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such stockholder or the property of such stockholder;

         (3) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Additional Shares to be sold by such stockholder hereunder, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by you;

         (4) Immediately prior to the Closing Date such stockholder had good and valid title to the Additional Shares to be sold by such stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Additional Shares to be sold by such stockholder hereunder; and

         (5) Good and valid title to such Additional Shares, free and clear of all liens, encum brances, equities or claims, has been transferred to you who has purchased such Additional Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code.

         In rendering the opinion in subparagraph (4) such counsel may rely upon a certificate of such stockholder in respect of matters of fact as to ownership of and liens, encumbrances, equities or claims on the Additional Shares sold by such stockholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate;
(e) You shall have received letters addressed to you and dated the date hereof and the Closing Date from Arthur Andersen LLP, independent certified public accountants for the Company, addressed to you, and in form and substance satisfactory to you, to the effect that:

         (1) Such accountants are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and no information need be supplied with respect to them in answer to Item 13 of Form SB-2.

         (2) In their opinion, the financial statements and related notes of the Company examined by them, at all dates and for all periods referred to in their report therein, and included in the Registration Statement and the Prospectus on their authority as experts comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations of the Commission promulgated thereunder.

          (3) On the basis of limited procedures not constituting an audit, including a reading of the latest available unaudited interim financial statements of the Company and the finan-cial data and accounting records of the Company, inquiries of officials of the Com pany and others responsible for financial and accounting matters, a reading of the minute books of the Company, including without limitation the minutes (if any) of meetings or consents in lieu of meetings of the stockholders and of the Board of Di rectors (and any committees thereof) of the Company, and other specified procedures and inquiries requested by you, if any, nothing has come to their attention which causes them to believe that:

                    (i) except as disclosed in or contemplated by the Registration Statement and the Prospectus, during the period from the date of the last audited balance sheet of the Company included in the Registration Statement and Prospectus to a specified date not more than five
                         (5) days prior to the date of such letter, there were any decreases, as compared with the corresponding period of the preceding year, in net sales, cost of goods sold, operating, selling, general and administrative expenses, earnings from operations, the total or per share amounts of net earnings, or the weighted average number of shares outstand ing;

                    (ii) except  as   disclosed  in  or   contemplated   by  the
                         Registration Statement and the Prospectus, during the period from the date of the last audited balance sheet of the Company included in the Registration Statement and Prospectus to a specified date not more than five
                         (5) days prior to the date of such letter, there has been any change in the capital stock or other securities of the Company or any payment or declaration of any dividend or other distribution in respect thereof or in exchange therefor, or any increase in the long-term debt of the Company or any decrease in the net current assets or net assets of the Company as compared with the amounts shown on the last audited balance sheet of the Company, included in the Registration Statement and the Prospectus (other than in the ordinary course of business); and

                    (iii)On the  basis  of  their  examinations  referred  to in their report and consent in cluded in the Registration Statement and Prospectus and the indicated procedures and inquiries referred to above, nothing has come to their attention which, in their judgment, would cause them to believe or indicate that the financial statements and related notes and schedules of the Company included in the Registration Statement and Prospectus do not present fairly the financial position and results of operations of the Company, as at the dates and for the periods indicated, in conformity with generally accepted account ing principles applied on a consistent basis, and are not in all material respects a fair presentation of the information purported to be shown.

         (4) In addition to their examination referred to in their report included in the Registration Statement and the Prospectus and the inquiries and limited procedures referred to in clause
                  (ii) of this Section 7(e), they have performed other procedures, not constituting an audit, with respect to certain numerical data, percentages, dollar amounts and other financial information appearing in the Registration Statement and the Prospectus, which are derived from the general accounting records of the Company, and have compared certain of such data and information with the accounting records of the Company and found them to be in agreement.

         (5)      Such other matters as you may have reasonably requested.

(f) The representations and warranties of the Company, Lee and Woo in this Agreement shall be true and correct with the same effect as if made on and as of the Closing Date and the Company, Lee and Woo shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g) The Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(h) There shall have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, no material adverse change in the business, property, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company, except changes which the Registration Statement and the Prospectus indicate might occur after the effective date of the Registration Statement, and the Company shall not have incurred any material liabilities or entered into any agreements not in the ordinary course of business, except as disclosed in the Registration Statement and the Prospectus.

(i) No action, suit or proceeding, at law or in equity, shall be pending or threatened against the Company which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would have a materially adverse affect on the business, property, condition (financial or otherwise), results of operations or general affairs of the Company.

(j) The Company, Lee and Woo shall have furnished to you or caused to be furnished to you at the Closing Date, certificates of the President and chief financial officer of the Company and of Lee and Woo, respectively, in form and substance satisfactory to you, as to the accuracy of the representations and warranties of the Company and Lee and Woo, respectively, herein at and as of the Closing Date and as to the performance by the Company and Lee and Woo of all their respective obligations hereunder to be performed at or prior to the Closing Date and the Company shall have furnished to you a certificate of the President and chief financial officer of the Company satisfactory to you as to the matters set forth in Sections 7(a) and (b) above.

(k) The NASDR, upon review of the terms of the public offering of the Shares, shall have indicated that it has no objections to the underwriting arrangements pertaining to the sale of the Shares and the participation by you in the sale of the Shares.

(l) Prior to or on the Closing Date, the Company shall have executed and delivered the Underwriters' Warrant to you.

(m) Prior to or on the Closing Date, the Company shall have delivered to you executed copies of the Lock-up Letters.

(n) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or financial affairs of the Company which would materially and adversely affect the market for the Shares.

(o) Subsequent to the date hereof, no executive officer of the Company listed as such in the Prospectus shall have died, become physically or mentally disabled, resigned or have been removed or discharged.

(p) The Company shall furnish you with such further certificates and documents as you or your counsel shall have reasonably requested.

         All opinions, certificates, letters and other documents required by this Section 7 to be delivered to you by the Company, Lee and Woo will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

(q) Upon the exercise, in whole or in part, by you of the option to purchase the Additional Shares, referred to in Section 2 hereof, your obligations to purchase and pay for the Addi tional Shares will be subject to the continuing accuracy of the representations and warranties of the Company, Lee and Woo contained herein and in each certificate and document contem plated under this Agreement to be delivered to you, as of the date hereof and as of each Optional Closing Date, to the performance by the Company of its obligations hereunder, and the following additional conditions:

         (1) The Registration Statement shall remain effective at the Optional Closing Date, and no Stop Order shall have been issued by the Commission and no proceedings for that purpose shall have been instituted or shall be pending, or to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any rea sonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of Law Offices of David N. Feldman, your counsel.

         (2) You shall have received an opinion, dated the Optional Closing Date and satisfactory in form and substance to counsel to you, from Lehman & Eilen, counsel to the Company, which opinion shall be substantially the same in scope and substance as the opinion furnished to you on the Closing Date pursuant to
                  Section 7(c) hereof, except that such opinion, where appropriate, shall cover the Additional Shares.

         (3) Counsel for Lee and Woo shall have furnished to you its written opinion with respect to the Additional Shares, dated the Optional Closing Date, in form and substance satisfactory to you, to the effect that:

                  (1) This Agreement has been duly executed and delivered by or on behalf of Lee and Woo and constitutes a valid and binding agreement of Lee and Woo in accordance with its terms; and the sale of the Additional Shares hereunder and the performance of this Agreement, and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which Lee or Woo is a party or of which Lee or Woo is bound, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over Lee or Woo or the property of Lee or Woo;

                  (2) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contem plated by this Agreement in connection with the Additional Shares hereunder, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by you;

                  (3) Immediately prior to the Optional Closing Date, Lee and Woo had good and valid title to the Additional Shares, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Additional Shares hereunder; and

                  (4) Good and valid title to such Additional Shares, free and clear of all liens, encumbrances, equities or claims, has been transferred to you who has pur chased such Shares in good faith and without notice of any such lien, encum brance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code.

         In rendering the opinion in subparagraph (4) such counsel may rely upon a certificate of Lee and Woo in respect of matters of fact as to ownership of and liens, encumbrances, equities or claims on the Shares sold by Lee and Woo, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate;

         (4) You shall have received a letter in form and substance satisfactory to you from Arthur Andersen LLP, independent certified public accountants for the Company, dated the Optional Closing Date and addressed to you confirming the information in their letter referred to in Section 7(e) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five (5) days prior to the Optional Closing Date, which would re quire any change in said letter if it were required to be dated the Optional Closing Date.

         (6) You shall have received a certificate of the President and chief financial officer of the Company, dated the Optional Closing Date, in form and substance satisfactory to you, substantially the same in scope and substance as the certificate furnished to you on the Closing Date pursuant to
                  Section 7(j) hereof. Lee and Woo shall have furnished to you or caused to be furnished to you at the Closing Date, a certificate in form and substance satisfactory to you, as to the accuracy of his representations and warranties herein at and as of the Optional Closing Date and as to the performance by Lee and Woo of all obligations hereunder to be performed by Lee and Woo at or prior to the Optional Closing Date.

         8.  EFFECTIVE DATE OF AGREEMENT; TERMINATION.

         (a) This Agreement shall become effective at 9:30 A.M., New York City time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the initial public offering by you of the Shares, whichever is earlier. The time of the initial public offering shall mean the time, after the Registration Statement becomes effective, of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the Shares or the time, after the Registration Statement becomes effective, when the Shares are first released by you for offering by you or dealers by letter or telegram, whichever shall first occur. You, the Company, Lee or Woo may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 8, by giving the notice indicated in Section 8(c) before the time this Agreement becomes effective.

         (b) In addition to the right to terminate this Agreement pursuant to
Section 7 hereof by reason of the Company's or Lee's or Woo's failure, refusal or inability to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder prior to the Closing Date or Optional Closing Date, as the case may be, you shall have the right to terminate this Agreement at any time prior to the Closing Date or any Optional Closing Date, as the case may be, by giving notice to the Company, Lee and Woo, if the Company shall have sustained a material loss or material adverse interference with its business or properties from fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, including the death or disability of Lee or Woo, whether or not covered by insurance, or from any labor dispute or any court or governmental action, order or decree, of such a character as to have a material adverse effect with the conduct of the business and operations of the Company; or if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market; or if a banking moratorium has been declared by a state or federal authority; or if there shall have been an outbreak of major hostilities between the United States and any foreign power, or any other insurrection, armed conflict or national calamity, which in your judgment makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Firm Shares or the Additional Shares, as the case may be.

         (c) If you elect to prevent this Agreement from becoming effective as provided in this Section 8, or to terminate this Agreement pursuant to Section 7 or this Section 8, you shall notify the Company, Lee and Woo promptly by telephone, telecopier, telex, or telegram, confirmed by letter. If, as so provided in this Section 8, the Company elects to prevent this Agreement from becoming effective, the Company shall notify you promptly by telephone, telecopier, telex, or telegram, confirmed by letter. If, as so provided in this
Section 8, Lee or Woo elects to prevent this Agreement from becoming effective, such stockholder shall notify you promptly by telephone, telecopier, telex, or telegram, confirmed by letter.

         (d) Anything in this Agreement to the contrary notwithstanding other than Section 8(e), if this Agreement shall not become effective by reason of an election pursuant to this Section 8 or if this Agreement shall terminate or shall otherwise not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to you, in addition to the obligations the Company assumed pursuant to Section 4(g), will be to reimburse you for such out-of-pocket expenses (including the fees and disbursements of their counsel) as shall have been incurred by them in connection with this Agreement or the proposed offer, sale, and delivery of the Shares, and upon demand the Company agrees to pay promptly the full amount thereof to you. Anything in this Agreement to the contrary notwithstanding other than Section 8(e), if this Agreement shall not become effective by reason of any failure on the part of Lee and Woo to perform any covenant or agreement or satisfy any condition of this Agreement by such stockholder to be performed or satisfied, the sole liability of such stockholder to you will be to reimburse you for such out-of-pocket expenses (including the fees and disbursements of their counsel) as shall have been incurred by them in connection with this Agreement or the proposed offer, sale, and delivery of the Shares, and upon demand such stockholder agrees to pay promptly the full amount thereof to you.

         (e) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 4(b), 4(g), 6, 10(b) and 10(c) shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         9.       SUBSTITUTION OF UNDERWRITERS.

         If any one or more of the Underwriters shall fail or refuse to purchase any of the Shares which it or they have agreed to purchase hereunder, and the number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares, the other Underwriters shall be obligated, severally, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Shares which they have respectively agreed to purchase pursuant to Section 2 hereof bears to the aggregate number of Shares which all such non-defaulting Underwriters have so agreed to purchase or in such other proportions as you may specify, provided that in no event shall the maximum number of Shares which any Underwriter has become obligated to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by more than one-ninth of such number of Shares, without the written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Shares and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of Shares and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than five business days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. MISCELLANEOUS: (a) Notices required to be in writing shall be mailed or delivered (i) to the Company or Lee and Woo at the Company's office at 1752 Clement Street, San Francisco, CA 94121, Attention: Hiram Lee, with copies to Hank Gracin, Esq., Lehman & Eilen, Suite 505, 50 Charles Lindbergh Blvd., Uniondale, NY 11553 or (ii) to you, at the office of Nichols, Safina, Lerner & Co., Inc., 800 Third Avenue, New York, New York 10022, Attention: Jon Lerner, CEO, with copies to: William Scott & Co., L.L.C., 1030 Salem Road, Union, NJ 07083 and David N. Feldman, Esq., Law Offices of David N. Feldman, 36 West 44th Street, Suite 1201, New York, NY 10036, and shall be deemed given when received. Any notice not required to be in writing, including but not limited to notices under Section 7(a) or 8 hereof, may be made by telex, telecopier or telephone and shall be deemed given at the time the telex, or telecopied communication is received or the telephone call is made, but if so made shall be subsequently confirmed in writing.

         (b) The representations, warranties, covenants and agreements of the Company, Lee and Woo, and the indemnity and contribution agreements, contained in Sections 4, 5 and 6 of this Agree ment will remain in full force and effect, regardless of any investigation made by or on behalf of you, Lee, Woo, the Company or any of its officers or directors or any controlling persons of you, Lee, Woo or the Company and will survive acceptance of and payment for any of the Shares and the termination of this Agreement.

         (c) This Agreement has been and is made solely for the benefit of you, Lee, Woo and the Company and the controlling persons, directors and officers referred to in Section 6 hereof and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from you.

         (d) This Agreement shall be governed by and construed in accordance with the laws of the

 State of New York, applicable to contracts made and to be performed entirely with such State, without regard to conflict of laws provisions thereof.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and you.

                                         Very truly yours,

                                         GALVESTON'S STEAKHOUSE CORP.


                                         By:________________________________
                                                 Hiram J. Woo, President


                                         -----------------------------------
                                                    RICHARD M. LEE


                                          -----------------------------------
                                                     HIRAM J. WOO


Confirmed, as of the date first above mentioned.

NICHOLS, SAFINA & LERNER, INC.
WILLIAM SCOTT & CO., L.L.C.

BY: NICHOLS, SAFINA & LERNER, INC.


By:___________________________
     Jon Lerner, CEO

                                   SCHEDULE I

                          Underwriting Agreement, dated




Underwriter                                          No. of Firm Shares         No. of Addtl. Company Shares
-----------------------------------                 --------------------        ----------------------------
Nichols, Safina, Lerner & Co., Inc

William Scott & Co., L.L.C.

                  Total                              1,500,000 shares           125,000 shares
